Exhibit (a)(1)(E)

NOTICE OF GUARANTEED DELIVERY

To Tender Common Shares

of

Tecumseh Products Company

Pursuant to the Offer to Purchase

dated August 21, 2015 of

MA Industrial Sub Inc.

a wholly owned subsidiary of

MA Industrial JV LLC

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for common shares, no par value, of Tecumseh Products Company and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By First Class, Registered or Certified Mail:	By Express or Overnight Delivery:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attn: Voluntary Corporate Actions P.O. Box 43011	Attn: Voluntary Corporate Actions 250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

By Facsimile Transmission (for eligible institutions only):

Computershare Trust Company, N.A.

Facsimile: (617) 360-6810

Confirm By Telephone:

(781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY

TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE,

WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal (“Letter of Transmittal”) is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to MA Industrial Sub Inc., a Michigan corporation and a wholly owned subsidiary of MA Industrial JV LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase (as may be subsequently amended and supplemented from time to time, the “Offer to Purchase”), dated August 21, 2015, and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of common shares, no par value (the “Shares”), indicated below, of Tecumseh Products Company, a Michigan corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

Certificate Numbers (if available)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

Zip Code

Zip Code

(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Global Select Stock Market trading days of the date hereof.

(Name of Firm)

(Address)
(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated:                     , 2015.

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